EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

Telos Corporation
Ashburn, Virginia
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-252400) of Telos Corporation of our report dated March 28, 2022, relating to the consolidated financial statements which appear in this Form 10-K.

/s/ BDO USA, LLP

McLean, Virginia
March 16, 2023